SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 23, 2004

(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas            66211

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 5. Other Events and Regulation FD Disclosure

     On January 23, 2004, the Registrant announced that it had been formally advised by the Federal Reserve Bank of Kansas City that its subsidiary, Gold Bank-Kansas, has regained its well-managed status and the Registrant will retain its financial holding company status. The details of this announcement are described in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

     In addition, the Board of Directors of the Registrant has declared a cash dividend of $0.03 per common share. The dividend will be payable on February 12, 2004 to shareholders of record as of February 5, 2004.

Item 7.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 23, 2003

Item 12.	Results of Operations and Financial Condition

     The Registrant also reported earnings and other select financial data for the fourth quarter and year ended December 31, 2003, as described in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.
Dated: January 27, 2003	By:	/s/ Rick J. Tremblay
Rick J. Tremblay Chief Financial Officer

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